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                                                                     EXHIBIT 3.2

                                    BYLAWS OF

                       INTEGRATED PHYSICIAN NETWORKS, INC.
                             A Delaware Corporation


                               ARTICLE I - OFFICES


Section 1.        Known Place of Business

                  The known place of business of the Corporation, which shall also be known as its principal place of business, shall be at the address so designated in the Certificate of Incorporation, or if no address is so designated, at the address of the Corporation's statutory agent as set forth in the Certificate of Incorporation. The address of the Corporation's known place of business may be changed from time to time by the Board in a manner provided in General Corporation Law of Delaware and without amending the Certificate of Incorporation.

Section 2.        Other Offices

                  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Director's may from time to time determine or the business of the Corporation may require.


                            ARTICLE II - STOCKHOLDERS


Section 1.        Annual Meetings

                  An annual meeting of the stockholders shall be held on the third Tuesday of March, commencing in 1997, at the principal place of business of the Corporation in the State of Arizona, or such other date and at such other place as the Board of Directors may specify, within or without the State of Arizona, at which meeting the stockholders entitled to vote shall elect a board of directors and shall transact such other business as may properly be brought before the meeting.

Section 2.        Special Meetings

                  A Special Meeting of Stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of at least ten percent (10%) of the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) in amount of all of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.


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Section 3.        Notice of Meetings

                  Written notice of the place, date and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning here and hereinafter as required from time to time by the General Corporation Law of Delaware or the Certificate of Incorporation of the Corporation).

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting, if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.        Quorum

                  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

                  If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 5.        Organization

                  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

Section 6.        Conduct of Business

                  The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.


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Section 7.        Proxies and Voting

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person, by proxy authorized by an instrument in writing, or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Chairman of the meeting.

                  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation or the General Corporation Law of Delaware, a different vote is required.

Section 8.        Stock List

                  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


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Section 9.        Consent of Stockholders in Lieu of Meeting

                  Any action required to be taken at any Annual or Special Meeting of Stockholders of the Corporation, or any action which may be taken at any Annual or Special Meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The consent or consents shall be delivered to the Corporation by delivery to its registered office in General Corporation Law of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.


                        ARTICLE III - BOARD OF DIRECTORS


Section 1.        Management of Business and Affairs

                  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.        Number and Term of Office

                  The number of directors who shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors within the limits (if any) prescribed by the Certificate of Incorporation. The directors shall be elected at the Annual Meeting of Stockholders, or by written consent of stockholders (in accordance with Article II hereof), except as provided in Section 3 of this Article; and each director elected shall hold office until his successor is elected unless sooner displaced. Directors need not be stockholders. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to vote at an election of directors may remove a director or directors (or all directors) at any time, with or without cause.

                  Whenever the authorized number of directors is increased between Annual Meetings of Stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office, unless at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.


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Section 3.        Vacancies

                  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 4.        Regular Meetings

                  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5.        Special Meetings

                  Special Meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date and at such time as they, he or she shall fix. Notice of the place, date and time of each such Special Meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing, telexing or facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a Special Meeting.

Section 6.        Quorum

                  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 7.        Participation in Meetings by Conference Telephone

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 8.        Conduct of Business

                  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting, if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes


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of proceedings of the Board of Directors.

Section 9.        Powers

                  The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  a. To declare dividends from time to time in accordance with law;

                  b. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  c. To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  d. To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  e. To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  f. To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  g. To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                  h. To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

Section 10.       Compensation of Directors

                  Directors as such may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.


                             ARTICLE IV - COMMITTEES


Section 1.        Committees of the Board of Directors


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                  The Board of Directors, by a vote of a majority of the whole
Board, may from time to time designate committees of the Board with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the General Corporation Law of Delaware, if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

Section 2.        Conduct of Business

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum, unless the committee shall consist of one (1) or two (2) members, in which event, one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                              ARTICLE V - OFFICERS


Section 1.        Generally

                  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and/or one or more Vice Chairmen, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after every annual meeting of Stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
Any number of offices may be held by the same person.

Section 2.        Chairman

                  The Chairman of the Board of Directors if elected, or failing his election, the Officer, shall preside at all meetings of the Board of Directors, shall be the general executive


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Officer, and if designated by the Board, Chief Executive Officer of the
Corporation, and shall

perform such other duties as may be prescribed from time to time by the Board of Directors or the Bylaws.

Section 3.        President

                  The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated by the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.        Vice President

                  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board to perform the duties and exercise the powers of the President, in the event of the President's absence or disability.

Section 5.        Treasurer

                  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.        Secretary

                  The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and records and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.        Delegation of Authority

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 8.        Removal

                  Any officer of the Corporation may be removed at any time, with or without


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cause, by the Board of Directors.

Section 9.        Action with Respect to Securities of Other Corporations

                  Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President or any officer of the Corporation authorized by the Chief Executive Officer or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                               ARTICLE VI - STOCK


Section 1.        Certificates of Stock

                  Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.        Transfers of Stock

                  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.        Record Date

                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date for determining stockholders is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four
(4) o'clock in the afternoon on the day before the day on which notice is given or, if notice is waived, at the commencement of the meeting.


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                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and further provided that the adjournment or adjournments do not exceed thirty (30) days in the aggregate.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II,
Section 9 hereof.

Section 4.        Lost, Stolen or Destroyed Certificates

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.        Regulations

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VII - NOTICES


Section 1.        Notices

                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2.        Waivers

                  A written waiver of any notice signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director,


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officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VIII - MISCELLANEOUS


Section 1.        Facsimile Signatures

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of an officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.        Corporate Seal

                  The Board of Directors may provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.        Reliance Upon Books, Reports and Records

                  Each director, member of any committee designated by the Board of Directors and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.        Fiscal Year

                  The fiscal year of the Corporation shall be as originally determined, or from time to time changed, by the Board of Directors.

Section 5.        Time Periods

                  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


             ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS


Section 1.        Right to Indemnification


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                  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.        Right to Advancement of Expenses

                  The right to indemnification conferred in Section 1 of this
Article IX shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Section 3.        Right of Indemnitee to Bring Suit

                  If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also


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for the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this
Article IX or otherwise shall be on the Corporation.

Section 4.        Non-Exclusivity of Rights

                  The right to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholder or disinterested directors or otherwise.

Section 5.        Insurance

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the applicable Delaware law.

Section 6.        Indemnification of Employees and Agents of the Corporation

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                             ARTICLE X - AMENDMENTS

                  These Bylaws may be altered, amended or repealed by majority vote of the Board


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of Directors at any meeting or by majority vote of the stockholders at any meeting.

Adopted on____________________________________, 1996.  Confirmed as to adoption.





                   ___________________________________________
                                    Secretary


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